PRICEWATERHOUSECOOPERS LLP

                         CONSENT OF INDEPENDENT AUDITORS




We  herby  consent  to the  incorporation  by  reference  in  this  Registration
Statement on Form N-1A of our report dated January 31, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Templeton Global Opportunities Trust, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Auditor" in such Registration Statement.

                                   /s/PRICEWATERHOUSECOOPERS LLP



New York, New York
April 26, 2001